$500,000.00                                                  September 25, 1996

                              PROMISSORY NOTE

     FOR VALUE RECEIVED, Jungle Street, Inc., a Utah corporation
("Borrower"), promises to UTCO Associates, Ltd., a Utah limited partnership, (hereinafter "Lender") as follows:

     1. Principal and Interest. Borrower promises to pay to Lender or order at UTCO Associates, Ltd., 230 West 200 South, P.O. Box 11838, Salt Lake City, UT 84103, in lawful money of the United States of America, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) together with interest on the unpaid principal balance thereon from the date hereof until paid in full at a rate of eighteen percent (18.0%) per annum.

     2. Nature of Indebtedness. This Note evidences a loan from Lender to Borrower for short-term operating capital and the acquisition of equipment. No part or portion of said loan shall be used for personal, family or consumer purposes.

     3. Repayment. Borrower shall pay principal and interest as follows:

          a. On the following dates, Borrower shall make the following interest only payments:

               Date                Amount of Interest
               10/1/96                  $1,250.00
               11/1/96                   7,500.00
               12/1/96                   7,500.00
               1/1/97                    7,500.00


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
          b. The entire unpaid principal balance, together with accrued interest thereon, shall be due and payable on or before the earlier of (i) January 1, 1997 or (ii) the closing of Borrower's proposed offering of common stock and/or warrants in an amount greater than $2 million (the "Offering") provided, however, that Borrower may unilaterally extend the term of this Note to February 1, 1997 if (A) Borrower has made the interest only payment due January 1, 1997 on or before that date, (B) Borrower is not in default under any term or condition of this Note or any other writing or agreement delivered to Lender in connection therewith; and (C) Borrower pays to Synergetics Realty, Inc. (" Synergetics") on or before January 1, 1997 an extension fee of 1% of the then outstanding balance due and owing hereunder. Borrower may unilaterally extend the term of this Note from February 1, 1997 to March 1, 1997 if Borrower complies with subsections (A) and (B), above, and Borrower pays to Synergetics on or before February 1, 1997, an extension fee of 1.5% of the then-outstanding balance due and owing hereunder, and all unpaid interest accruing up to February 1, 1997. Borrower may unilaterally extend the term of this Note from February 1, 1997 to March 1, 1997 if Borrower complies with subsections (A) and (B), above, and Borrower pays to Synergetics on or before February 1, 1997 an extension fee of 2.0% of the then-outstanding balance due and owing hereunder, and all unpaid interest accruing up to February 1, 1997. Borrower may unilaterally extend the term of this Note from March 1, 1997 to April 1, 1997 if Borrower complies with subsections
(A) and (B), above, and Borrower pays to Synergetics on or before March 1, 1997 an extension fee of 2.5% of the then-outstanding balance due and owing hereunder, and all unpaid interest accruing up to March 1, 1997.


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
          c. All payments received shall be applied first to the costs of collection, then to accrued interest and the balance, if any, to the reduction of principal. Borrower may prepay the obligation evidenced by this Note at any time.

     4. Collateral. As collateral for the performance of all obligations and liabilities hereunder, Borrower shall and does hereby grant or shall cause to be granted to Lender a security interest in all of Debtor's assets, whether now owned or hereafter acquired, and wherever located, specifically including but not limited to Debtor's in the following types of property:

          a. All furniture, leasehold improvements, motor vehicles, appliances, fixtures, furnishings, tools, machinery and equipment
(including computer hardware, software and firmware) and other goods of Borrower, now owned or hereafter acquired, and all additions and accessions thereto and replacements therefor;

          b. All inventory, supplies and materials of Borrower now owned or hereafter acquired, together with all additions and accessions thereto and replacements therefor;

          c. All accounts, accounts receivable, negotiable documents, notes, drafts, acceptances, claims, lease rights, securities, instruments, chooses in action, whether in contract or in tort, proceeds of lawsuits, and general intangibles of Borrower (including, but not limited to goodwill, permits, licenses, trademarks, trade names and trade secrets), and all other rights of Borrower to the payment of money, now existing or hereafter arising;

          d. All deposit accounts of Borrower maintained with any bank or other financial institution;


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
          e. All records, papers and books of account or other documents or papers relating to, affecting or describing any of the foregoing
Collateral, in whatever form, including without limitation all computerized records, diskettes, programs, etc. relating thereto;

          f. All of Borrower's contract rights and insurance policies;

          g. All of Borrower's patents and patents pending;

          h. All of Borrower's stock in and to any subsidiary; and

          i. All proceeds of the foregoing Collateral. For purposes of this Security Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto. All of the foregoing is collectively referred to as the "Collateral". Lender's security interest shall be further evidenced by and subject to the terms of financing statements and such other documents as Lender may request.

     5. Loan Fee. In addition to the foregoing, Borrower shall pay Synergetics a total loan fee equal to (i) 4 points ($20,000) plus reasonable attorneys fees incurred by Lender in connection herewith upon execution of this Note and (ii) warrants for the purchase of 65,000 shares of Borrower's common stock; said warrants to be for a term of five (5) years at an exercise price of $_________ per share.

     6. Representations and Warranties. In order to induce Lender to make the loan contemplated herein, Borrower represents and warrants to Lender as follows:


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
          a. Borrower is a Utah corporation duly organized and existing with the power to own its assets and to transact business in Washington and in each state where its business is conducted.

          b. The subsidiary of Borrower is a corporation duly organized and existing with the power to own its assets and to transact business in Washington and in each state where its business is conducted.

          c. Borrower is now, and shall at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by Borrower. The Collateral now is and shall remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"): (i) liens for taxes not yet payable; (ii) additional security interests and liens consented to in writing by Lender in its sole discretion; and (iii) security interests being terminated substantially concurrently with this Note. Lender shall have the right to require, as a condition to its consent under subparagraph
(ii) above, that the holder of the additional security interest or lien sign an intercreditor agreement on terms satisfactory to Lender in its sole discretion, acknowledge that the holder's security interest is subordinate to the security interest in favor of Lender, and that Borrower agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Note. Lender now has, and shall continue to have, a first priority, perfected and enforceable security interest in all of the Collateral. Borrower shall at all times defend Lender and the Collateral against all claims of others.


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
          d. The execution, delivery and performance of this Note will not violate any provision of any applicable law, regulation, order, judgment, decree, limited partnership agreement or amendment thereto, contract, agreement or undertaking to which Borrower is a party or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of any lien on its assets.

          e. There is no action, suit, investigation or proceeding pending, or to the knowledge of Borrower, threatened, against Borrower, or any of Borrower's assets, which, if adversely determined would have a material adverse effect on the financial condition of Borrower.

          f. No information, report or financial statement furnished by Borrower to Lender in connection with this Note contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

          g. Borrower shall maintain the Collateral in good working condition. Borrower shall not use the Collateral for any unlawful purpose. Borrower shall immediately advise Lender in writing of any material loss or damage to the Collateral.

          h. All financial statements now or in the future delivered to Lender have been, and shall be, prepared in conformity with generally accepted accounting principles and now and in the future shall completely and accurately reflect the financial condition of Borrower, on a consolidated and consolidating basis, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower.

     7. Covenants. While this Note is outstanding, Borrower covenants and agrees with Lender as follows:

          a. Borrower will furnish to Lender such unaudited monthly financial statements, audited annual financial statements, all filings with the Securities and Exchange Commission and tax returns as Lender reasonably requires, and such additional information regarding its business affairs and financial condition as Lender may reasonably request; provided, however, that Lender agrees to execute a Confidentiality Agreement, in a form reasonably acceptable to the Borrower with regard to any such non-public documents.

          b. Borrower shall notify Lender of any default under the terms of the Note or of any litigation, proceeding or development which may have a material adverse effect on Borrower's ability to perform under the terms of this Note or any assignment or security agreement given in connection herewith.

          c. Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business or to its properties or assets.

          d. Except in the ordinary course of business, Borrower shall not sell, assign, convey, hypothecate, pledge, or alienate its interest in its assets, or any part thereof and wherever located, or permit any divestiture of title, whether voluntary or involuntary, without Lender's prior written consent, which consent shall not be unreasonably withheld.

          e. Borrower shall not change the ownership or control of any Subsidiary without Lender's prior written consent.

          f. Borrower shall provide to Lender, upon request, such documents, certificates, records, orders and other items as Lender may reasonably request regarding Borrower's assets.

     8. Events of Default, An Event of Default shall occur if any of the following events shall occur:

          a. Failure to pay any principal or interest hereunder or under any other obligation between Borrower, as debtor, and Lender, as creditor, whether created before, concurrent with or after the date hereof, within five (5) calendar days after such payment becomes due.

          b. Any of the documents, statements, reports or certificates executed and delivered now or in the future in connection herewith shall for any reason cease to be in full force and effect, except through the act of the Lender.

          c. Any representation or warranty made by Borrower in this Note or otherwise delivered to Lender now or in the future in connection with
Note is untrue in any material respect at the time when made.

          d. An assignment by Borrower for the benefit of its creditors.

          e. Filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief tinder the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

          f. Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of debts or any other relief under the

Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

          g. All or any substantial part of the property of Borrower shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of 30 days.

          h. There is a material default in any term, condition, or covenant hereof, or contained in any document given now or in the future in connection herewith.

          i. There is a material default in any term, condition or covenant contained in any document representing an obligation in favor of any third party which is secured by the Collateral or any other default as a result of which said third party declares a default and exercised any remedies affecting the Collateral.

     9. Remedies. Upon default by Borrower as defined above, Lender may declare the entire unpaid balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or other notice of any kind. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided at law, in equity, or by contract. The rights and remedies provided herein, including the conversion rights set forth in Section 12 hereof, are cumulative and not exclusive of any other rights or remedies.


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
Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs, and reasonable attorney's fees (whether or not the attorney is a salaried employee of Lender), including such expenses incurred before legal action or bankruptcy proceedings, during the pendency thereof, and continuing to all such expenses in connection with appeals to high courts arising out of matters associated herewith. If the attorney is a salaried employee of Lender, a reasonable attorney's fee will be an amount charged by attorneys in private practice for similar services.

     10. Late Charge for Overdue Payments. In the absence of an extension under paragraph 3(b) above, if Lender has not received the full amount of any payment of principal or interest by the end of five (5) calendar days after the date it is due, Borrower will pay a late charge to Lender of ten percent (10%) of Borrower's overdue payment of principal and/or interest. The late penalty shall apply to the interest-only payments and the payments due on the maturity date, if not paid when due. Borrower will pay this late charge promptly but only once on each late payment. In addition, if this
Note is in default, the interest rate will increase to thirty-six percent (36%) per annum during the time the loan is in default. Such amount will be compounded monthly.

     11. Maximum Loan Charges. If a law that applies to this loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceeds any permitted legal limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from us which exceeded the permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal

Borrower owes under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial payment.

     12. Conversion. At any time after the occurrence of an Event of Default, the holder(s) hereof may convert the Note (or any portion thereof which is $ 1,000 or a multiple thereof) into shares of Borrower's common stock, $.001 par value, at the conversion price of $.75 per share. The amount of the conversion price will be subject to adjustment in the event of any split or reverse split of such common stock, in which event the conversion price will be adjusted as of the close of business on the date such split or reverse split becomes effective by a proportionate reduction or increase (as the case may be) therein. In the event Borrower consolidates with or merges into any other corporation or transfers substantially all of its assets to any other corporation, the surviving or acquiring corporation will execute and deliver to the holder(s) at that time a supplement to the Note providing that such holders have the right to thereafter convert the Note into the kind and amount of stock or other securities receivable upon such consolidation, merger or transfer by the holder(s) of the number of shares of Borrower's common stock into which the Note might have been converted immediately prior to such consolidation, merger or transfer, and such supplement will provide for adjustments as nearly equivalent as practicable to the adjustments provided for by the foregoing provisions of this paragraph. The foregoing provisions of this paragraph will apply to successive occurrences requiring adjustment as aforesaid.

     Borrower will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued common stock, $.001 par value, for the purpose of effecting the conversion of the Note as herein provided, the full number of shares of such


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
common stock then issuable upon the conversion of the Note. All shares of such common stock which may be issued upon the conversion of the Note will, upon the issuance thereof, be fully paid and nonassessable.

     Lender acknowledges that the common stock to be issued upon exercise of the conversion right described above has not been registered upon the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless subsequently registered under the Act or unless Borrower has first received an opinion of competent securities counsel that an exemption from registration is available for such resale. With regard to the restrictions on resales of such common stock, Borrower is aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144; and (ii) that a restrictive legend will be placed on certificates representing the common stock which legend will read substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. FURTHERMORE, THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.


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
     13. Waivers. Borrower and any other person who have obligations under this Note waive the rights of presentment, notice of dishonor, notice of protest and notices of every other kind and nature. Borrower also waives any defense based upon an election of remedies.

     14. General Provisions, This Note shall be binding upon Borrower, its successors and assigns. Time is of the essence hereof.

     15. Governing Law; Jurisdiction; Venue. This Note and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by, and construed in accordance with, the laws of the State of Utah. Any undefined term used in this Note that is defined in the Utah Uniform Commercial Code shall have the meaning assigned to that term in the Utah Uniform Commercial Code. As a material part of the consideration to Lender to enter into this Note, Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at Lender's option, be litigated in courts located within Utah, and that the exclusive venue therefor shall be, at Lender's option, Salt Lake or the county in which Borrower's chief executive office is located; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     16. Entire Agreement in Writing. This Note, and any other documents executed in connection herewith, are the final expression of the agreement and understanding of


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
Borrower and Lender with respect to the general subject matter hereof and supersede any previous understandings, negotiations or discussions, whether written or oral. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement.

     DATED as of the date first above written.

                                        JUNGLE STREET, INC., a Utah corporation



                                        By: /s/
                                           ------------------------------------
                                           Charles D. DeJong, CEO


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